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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Tickets.com, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (dated 12/1/99) of our reports dated (1) May 17, 1999 except for Note 12 for which the date is May 28, 1999 for Tickets.com, Inc. and subsidiaries, (2) January 30, 1998 for Bay Area Seating Service, Inc., (3) May 17, 1999 for ProTix, Inc., and (4) May 17, 1999 for California Tickets.com, Inc. included on Form S-1 Registration Statement File No. 333-79709 dated November 4, 1999 and to all references to our Firm included in this registration statement.



                                         ARTHUR ANDERSEN LLP




Orange County, California
November 29, 1999